UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.      )

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Amsurg Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMSURG CORP.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2005

To our Shareholders:

     The 2005 annual meeting of shareholders of AmSurg Corp. will be held Thursday, May 19, 2005, at 9:00 a.m., central daylight savings time, at our corporate headquarters at 20 Burton Hills Boulevard, Suite 500, Nashville, Tennessee. At the meeting, shareholders will vote on the following matters:

1.	Election of one director in Class I for a term of two years;

2.	Election of three directors in Class II, each for a term of three years;

3.	Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for fiscal 2005; and

4.	Any other matters that may properly come before the meeting.

     Shareholders of record at the close of business on April 4, 2005 are entitled to notice of and to vote at the meeting.

     Your vote is important. Please COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD in the enclosed stamped envelope in order that as many shares as possible will be represented.

By Order of the Board of Directors, Claire M. Gulmi Secretary

Nashville, Tennessee
April 20, 2005

i

PAGE
Auditor Rotation Policies	21
Required Vote; Recommendation of the Board	21

OTHER MATTERS	21

ADDITIONAL INFORMATION	21

ii

AMSURG CORP.
20 BURTON HILLS BOULEVARD, SUITE 500
NASHVILLE, TENNESSEE 37215

PROXY STATEMENT

     The Board of Directors of AmSurg Corp. is soliciting proxies to be used at the 2005 annual meeting of shareholders. This proxy statement and the enclosed proxy will be mailed to shareholders on or about April 20, 2005.

ABOUT THE MEETING

What Is the Purpose of the Annual Meeting?

     At our annual meeting, shareholders will vote on the matters outlined in the accompanying notice of meeting. In addition, our management will report on our performance during fiscal 2004 and respond to questions from shareholders.

Who Is Entitled to Vote?

     Only shareholders of record at the close of business on the record date, April 4, 2005, are entitled to receive notice of the annual meeting and to vote the shares of common stock they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon.

What Constitutes a Quorum?

     For purposes of voting on all matters, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. As of the record date, 29,492,385 shares of our common stock were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

How Do I Vote?

     If you complete and properly sign the accompanying proxy card and return the card to us, the card will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I Change My Vote After I Return My Proxy Card?

     Yes. You can revoke your proxy at any time before it is exercised in any of three ways:

•	by submitting written notice of revocation to the Secretary of the Company;

•	by submitting another proxy that is later dated and properly signed; or

•	by voting in person at the meeting.

What Are the Board’s Recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth below, and a description of each item is included in this proxy statement. In summary, the Board recommends a vote:

•	for election of each of the nominated directors (see page 7); and

•	for ratification of the appointment of Deloitte & Touche LLP as our independent auditors (see page 20).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What Vote Is Required to Approve Each Proposal?

     Election of Directors. The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, withholding authority will have no effect on whether one or more directors is elected.

     Ratification of the Appointment of Deloitte & Touche LLP and Other Items. The ratification of the appointment of Deloitte & Touche LLP as our independent auditors and any matter other than those listed above that properly comes before the meeting will be approved if the number of shares of common stock voted in favor of the proposal exceeds the number of shares of common stock voted against it. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to any such proposal will not be voted on any of these proposals, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, withholding authority will have no effect on whether these proposals are approved.

How Do I Vote My Shares If They Are Held in the Name of My Broker (Street Name)?

     If your shares are held by your broker, often referred to as being held in “street name,” you will receive a form from your broker seeking instruction as to how your shares should be voted. If you do not issue instructions to your broker, your broker will vote your shares in the broker’s discretion on your behalf. However, your broker may or may not be permitted to exercise voting discretion with respect to any matter not listed above that properly comes before the meeting. A broker holding shares registered in street name is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters. A broker non-vote occurs when the broker returns a proxy card without a vote on the non-routine matter. Shares represented by broker non-votes will not be counted as votes for or against any director nominee or the ratification of the appointment of Deloitte & Touche LLP as our independent auditors, but they will be counted in determining whether there is a quorum for purposes of these proposals.

What Happens If I Do Not Vote on One or More Proposals?

     If you do not vote with regard to one or more proposals, as opposed to marking “WITHHOLD AUTHORITY” with regard to those proposals, your shares will not be counted in determining whether there is a quorum with regard to each such proposal. Therefore, so long as a quorum is present, not voting on a proposal will have no effect on whether any particular proposal is approved.

STOCK OWNERSHIP

Who Are the Largest Owners of Our Stock?

     The following table shows those shareholders, other than our directors and executive officers, who beneficially own more than 5% of our common stock.

	Shares
Name and Address	Beneficially Owned	Percent of Class (1)
Wasatch Advisors, Inc. (2) 150 Social Hall Avenue Salt Lake City, UT 84111	5,509,978	18.7%

Waddell & Reed Financial, Inc. (3) 6300 Lamar Avenue, P. O. Box 29217 Overland Park, KS 66202-4200	2,658,699	9.0%

Wellington Management Company, LLP (4) 75 State Street, 19th Floor Boston, MA 02109	1,999,424	6.8%

(1)	Based on the number of shares outstanding at April 4, 2005.

(2)	This information is based upon a Schedule 13G/A filed as of February 14, 2005 by Wasatch Advisors, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.

(3)	This information is based upon a Schedule 13G/A filed as of February 8, 2005. The shares of common stock are beneficially owned by (i) Waddell & Reed Investment Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and a subsidiary of Waddell & Reed, Inc., and (ii) Waddell & Reed Ivy Investment Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and a subsidiary of Waddell & Reed Financial, Inc. Waddell & Reed, Inc. is a subsidiary of Waddell & Reed Financial Services, Inc., which in turn is a subsidiary of Waddell & Reed Financial, Inc.

(4)	This information is based upon a Schedule 13G/A filed as of February 14, 2005 by Wellington Management Company, LLP, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940. Wellington Management Company, LLP reports shared voting power as to 1,247,424 shares of our common stock and shared dispositive power as to 1,999,424 shares of our common stock.

How Much Stock Do Our Directors and Executive Officers Own?

     The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our directors, our executive officers named in the Summary Executive Compensation Table in this proxy statement and our directors and executive officers as a group. Except as otherwise indicated, all information is as of April 4, 2005.

		Acquirable
	Outstanding	Within 60	Percent of
Name	Shares (1)	Days (2)	Class (3)
Ken P. McDonald	1,003	732,600	2.4%
Claire M. Gulmi	2,000	238,200	*
Royce D. Harrell	—	137,700	*
David L. Manning	38,000	326,849	1.2%
Thomas G. Cigarran	235,191	—	*
James A. Deal	85,989	—	*
Steven I. Geringer	22,687	—	*
Debora A. Guthrie	4,844	—	*
Henry D. Herr	151,361	—	*
Kevin P. Lavender	508	—	*
Bergein F. Overholt, M. D.	72,097	—	*
Dennis J. Zamojski (4)	—	—	*
All directors and executive officers as a group (12 persons)	613,680	1,435,349	6.6%

*	Represents less than 1% of our outstanding common stock.

(1)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Certain of our directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as follows:

•	Mr. McDonald – 3 shares of common stock held by Mr. McDonald’s wife;

•	Mr. Deal – 100 shares of common stock held by Mr. Deal’s wife;

•	Mr. Geringer – 12,480 shares of common stock held in family trusts;

•	Mr. Herr – 43,899 shares of common stock held in grantor retained annuity trusts; and

•	Dr. Overholt – 22,872 shares of common stock held by Dr. Overholt’s wife, 4,506 shares of common stock held by Gastrointestinal Associates, P.C., of which Dr. Overholt is President and a shareholder, and 4,500 shares of common stock held in trust for Dr. Overholt’s grandchildren.

(2)	Reflects the number of shares that could be purchased by exercise of options exercisable on April 4, 2005 or within 60 days thereafter under our stock option plans.

(3)	Pursuant to the rules of the Securities and Exchange Commission, or the SEC, shares of common stock that an individual owner has a right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the ownership of that owner, but are not deemed outstanding for the purpose of computing the ownership of any other individual owner. Likewise, the shares subject to options held by our directors and executive officers that are exercisable within 60 days are all deemed outstanding for the purpose of computing the percentage ownership of all executive officers and directors as a group.

(4)	Mr. Zamojski resigned as our Senior Vice President, Operations on August 17, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

     The federal securities laws require our directors and executive officers and persons who own more than 10% of our common stock to timely file with us and the SEC initial reports of ownership and reports of changes in ownership. Based solely upon a review of filings with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal 2004 with their reporting requirements, except that Mr. Cigarran filed one late report covering one transaction.

CORPORATE GOVERNANCE

     We aspire to the highest standards of ethical conduct: doing what we say; reporting results with accuracy and transparency; and maintaining full compliance with the laws, rules and regulations that govern our business. We have taken several steps to ensure that we are a leader in corporate governance.

Corporate Governance Guidelines

     We have adopted a formal set of Corporate Governance Guidelines (the “Guidelines”) that embody many of our long-standing practices and incorporate policies and procedures that strengthen our commitment to best practices. The following is a summary of certain key elements of the Guidelines. The full text of the Guidelines is available on our website at www.amsurg.com. Click on “Investor Relations,” “Corporate Governance” and then “Corporate Governance Guidelines.”

     The Guidelines outline the composition, operations and responsibilities of the Board of Directors. At least a majority of the members of the Board must be independent, as defined by applicable law and the standards of The Nasdaq Stock Market. The Board has determined that all directors other than Ken P. McDonald, Claire M. Gulmi and Bergein F. Overholt, M.D. are “independent” within the meaning of the rules of The Nasdaq Stock Market as currently in effect.

     In order to ensure that each director is able to devote sufficient time to perform his or her duties as a director, Board members who are chief executive officers or senior executives of public corporations may serve on no more than one other public company board and other Board members may serve on no more than three other public company boards. Interlocking directorates are prohibited (inside directors and executive officers of AmSurg may not sit on boards of companies where an AmSurg outside director is an executive officer).

     The Guidelines require that all of the members of the committees of the Board must be independent. The Nominating and Corporate Governance Committee has authority to review considerations relating to Board size, term and age limits and membership criteria. Committee members are appointed by the Board upon recommendation of the Nominating and Corporate Governance Committee. The Board and each committee have the power to hire and fire independent legal, financial or other advisors, as they may deem necessary, without consulting or obtaining the approval of any officer of AmSurg.

     The Guidelines provide for executive sessions to be held on a regular basis throughout the year. The Board and each of the Board committees meets regularly in executive sessions. The Nominating and Corporate Governance Committee conducts an annual review of Board performance. Directors have full and free access to senior management and other employees of AmSurg. An orientation program is provided for new directors and continuing education for all members of the Board is encouraged.

     The Board reviews the Compensation Committee’s report on the chief executive officer’s performance in order to ensure that the chief executive officer is providing the best leadership for AmSurg in the long and short term. The Board also works with the Compensation Committee to evaluate potential successors to the chief executive officer and to establish a succession plan.

     The Guidelines call for additional consideration to be given to including equity as a significant portion of director compensation. AmSurg prohibits the repricing of stock options and requires that new equity compensation plans be submitted to shareholders for approval.

     The Guidelines restrict certain financial transactions between AmSurg and directors and their immediate families. Personal loans to directors and their immediate family members are prohibited.

Code of Conduct

     The Board has adopted a Code of Conduct and Compliance Program (“Code of Conduct”) which outlines the principles, policies, and laws that govern the activities of AmSurg, and establishes guidelines for professional conduct in the workplace. The Code of Conduct applies to directors as well as employees. Every employee is required to read and certify annually that he or she has read, understands and will comply with the Code of Conduct. A copy of the Code of Conduct is available on our website at www.amsurg.com. Click on “Investor Relations,” “Corporate Governance” and then “Code of Conduct.”

Code of Ethics

     Our chief executive officer and senior financial officers are bound by all provisions of the Code of Conduct, which includes provisions relating to ethical conduct, conflicts of interest, compliance with law and internal reporting of violations of the Code of Conduct. We intend to disclose amendments to or waivers from the Code of Conduct for the benefit of our chief executive officer or senior financial officers, if any, on our web site.

PROPOSAL 1 – ELECTION OF DIRECTORS

Directors Standing for Election

     The Board of Directors is divided into three classes (Class I, Class II and Class III). At each annual meeting of shareholders, directors constituting one class are elected for a three-year term. The current Board of Directors is comprised of nine members. Four members will be elected at the annual meeting. The Board of Directors has nominated and recommends to the shareholders Claire M. Gulmi, who was appointed by the Board of Directors as a Class I director in May 2004, for election as a Class I director to serve until the annual meeting of shareholders in 2007 and until such time as her successor is duly elected and qualified. The Board of Directors also has nominated and recommends to the shareholders Henry D. Herr, Ken P. McDonald and Kevin P. Lavender, each of whom is an incumbent Class II director, for election as Class II directors to serve until the annual meeting of shareholders in 2008 and until such time as their respective successors are duly elected and qualified. Mr. Lavender was appointed by the Board of Directors as a Class II director in May 2004.

     If any of the nominees should become unable to accept election, the persons named in the proxy may vote for such other person or persons as may be designated by the Board of Directors. Management has no reason to believe that any of the nominees named above will be unable to serve.

     There are no family relationships, by blood, marriage or adoption, between or among any of our directors or executive officers. Certain information with respect to the nominees for election as Class I and Class II directors and with respect to the Class I and Class III directors who are continuing in office is set forth below.

CLASS I DIRECTOR
(TO BE ELECTED; TERM EXPIRES IN 2007)

Claire M. Gulmi	Director since 2004

     Ms. Gulmi, 51, has served as our Chief Financial Officer since September 1994, Senior Vice President since March 1997 and Secretary since December 1997. Prior to her appointment as Senior Vice President, Ms. Gulmi served as a Vice President from September 1994 through March 1997.

CLASS II DIRECTORS
(TO BE ELECTED; TERMS EXPIRE IN 2008)

Henry D. Herr	Director since 1992

     Mr. Herr, 58, served as Executive Vice President of Finance and Administration and Chief Financial Officer of American Healthways, Inc., or AMHC, a publicly traded disease management company, from February 1986 to October 2001 and has been serving as a director of AMHC since 1988. Mr. Herr is currently serving as a consultant to AMHC. Mr. Herr served as our Chief Financial Officer from April 1992 until September 1994 and as our Secretary from April 1992 until December 1997. From December 1997 to December 1999, Mr. Herr served as an advisor to us.

Ken P. McDonald	Director since 1996

Mr. McDonald, 64, has served as our Chief Executive Officer since December 1997 and our President since July 1996. Mr. McDonald served as an Executive Vice President and our Chief Operating Officer from December 1994 until July 1996. Mr. McDonald joined us in 1993 as a Vice President.

Kevin P. Lavender	Director since 2004

     Mr. Lavender, 43, has served as the Commissioner of the Tennessee Department of Financial Institutions since January 2003. In addition to his role as Commissioner, he also is the chairman of the National Regulatory Committee for the Conference of State Bank Supervisors, or CSBS, which coordinates and represents legislative concerns of all 50 states and four U.S. territories’ banking departments. Along with this chairmanship, he is a member of the CSBS Board of Directors. Prior to being named Commissioner, Mr. Lavender was co-founder and served as Executive Vice President of Administration and Banking for MediSphere Health Partners, Inc. from May 1996 to October 2002.

Required Vote; Recommendation of the Board

     The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the meeting is required for the election of directors. Abstentions and broker non-votes will be counted in determining whether there is a quorum, but will not be voted with respect to the proposal. Therefore, so long as a quorum is present, abstentions and broker non-votes will have no effect on whether this proposal is approved.

The Board of Directors recommends that you vote FOR these nominees.

Directors Continuing in Office

CLASS I DIRECTORS
(TERMS EXPIRE IN 2007)

James A. Deal	Director since 1992

     Mr. Deal, 55, serves as Chairman and Chief Executive Officer of INSPIRIS, Inspired Care for the Frail Elderly, which provides health care services to seniors on behalf of managed care organizations and through its hospice operation. From September 1998 to June 2001, Mr. Deal served as President, Chief Executive Officer and a director of Center for Diagnostic Imaging, Inc., a national network of outpatient diagnostic imaging centers. Mr. Deal served as Executive Vice President of AMHC from January 1991 to August 1998, and as President of Diabetes Treatment Centers of America, Inc. (now American Healthways Services, Inc.), an AMHC subsidiary, from 1985 to August 1998.

Steven I. Geringer	Director since 1997

     Mr. Geringer, 59, has been a private investor since June 1996 when he retired as President and Chief Executive Officer of PCS Health Systems, Inc., a pharmacy benefits manager and unit of Eli Lilly & Company. Mr. Geringer became President of PCS in May 1993, when Clinical Pharmaceuticals, Inc., of which Mr. Geringer was a founder, Chairman and Chief Executive Officer, merged with PCS. Prior to May 1993, Mr. Geringer held senior management positions in the hospital management and managed care industry. Mr. Geringer also serves as a director of Providence Service Corporation, a provider and manager of government-sponsored community and home-based counseling and foster care, and as Chairman and a director of Qualifacts Systems, Inc., a provider of web-based management information software and services for health and human services payors, providers and managers.

CLASS III DIRECTORS
(TERMS EXPIRE IN 2006)

Thomas G. Cigarran	Director since 1992

     Mr. Cigarran, 63, has served as our Chairman of the Board since 1992. Mr. Cigarran served as our Chief Executive Officer from January 1993 until December 1997, and as our President from January 1993 to July 1996. From December 1997 to December 1999, Mr. Cigarran served as an advisor to us. Mr. Cigarran is a co-founder of AMHC and has served as Chairman of the Board of AMHC since 1988 and served as Chief Executive Officer of AMHC from 1988 until September 2003.

Debora A. Guthrie	Director since 1996

     Ms. Guthrie, 49, has served as President and Chief Executive Officer of the general partner of Capitol Health Partners, L.P., a venture fund specializing in health care industries based in Washington, D.C., since October 1995. Ms. Guthrie has more than twenty-five years of experience in health care investment banking and venture capital. Ms. Guthrie is also President and Chief Executive Officer of Capitol Health Consultants and Capitol Health Global LLC, both management consulting and advisory businesses providing research, financial and corporate strategy services to health care companies in the United States and Europe. Ms. Guthrie is a member of the Board of Directors of the Center for International Private Enterprise, an arm of the U.S. Chamber of Commerce. Ms. Guthrie is also a director of four privately held health care services companies.

Bergein F. Overholt, M.D.	Director since 1992

     Dr. Overholt, 67, has served as President of Gastrointestinal Associates, P.C., a gastrointestinal specialty group, and a medical director of The Endoscopy Center, Knoxville, Tennessee, which owns a limited partnership interest in an ambulatory surgery center that is majority-owned and managed by us, since 1992. Dr. Overholt also serves as our Medical Director and Medical Director of the Laser Department at the Thompson Cancer Survival Center in Knoxville, Tennessee. Dr. Overholt is a member of the Board of Directors of Maryville College in Maryville, Tennessee.

How Are Our Directors Compensated?

     Base Compensation. During 2004, each non-employee director received an annual retainer of $10,000 for his or her services as a director, $3,500 for each Board meeting that he or she attended in person and $1,000 for each Board meeting that he or she attended via telephone. Each non-employee director also received $1,000 for each meeting of a Board committee that he or she attended, whether in person or via telephone, except that the Chair of the Audit Committee received $2,500 for each Audit Committee meeting that he attended, the Chair of the Compensation Committee received $2,000 for each Compensation Committee meeting that he attended and the Chair of the Nominating and Corporate Governance Committee received $2,000 for each Nominating and Corporate Governance Committee meeting that he attended. The Chairman of the Board of Directors received an additional $25,000 for his services as Chairman. In addition, each non-employee director was reimbursed for out-of-pocket expenses incurred in attending Board of Directors’ meetings and committee meetings.

     On January 28, 2005, the Board of Directors, upon recommendation of the Compensation Committee, increased the amount payable to a director for each Board meeting that he or she attends via telephone to $1,500 and increased the compensation payable to each member of the Audit Committee to $2,500 for each meeting of the Audit Committee he or she attends, whether in person or via telephone, except that the Chair of the Audit Committee will receive $3,000 for each Audit Committee meeting that he attends.

     Restricted Stock. On the date of each annual meeting of shareholders, each non-employee director who is elected or reelected to the Board of Directors, or who otherwise continues as a director, automatically receives on the date of the annual meeting of shareholders a grant of that number of shares of restricted common stock having an aggregate fair market value on such date equal to $10,000, adjusted annually for changes in the Consumer Price Index, or CPI. Dr. Overholt, who serves as Medical Director of the Company but not as an employee of the

Company, is treated as a non-employee director for purposes of these restricted stock grants. In 2004, each non-employee director received shares of common stock having an aggregate fair market value of $11,557.

     Each grant of restricted stock vests in one-third increments, with one-third vesting equally on the date of grant and the first and second anniversaries of the date of grant if the grantee is still a director on each of such dates. Until the earlier of (i) five years from the date of grant and (ii) the date on which the non-employee director ceases to serve as a director, no restricted stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Upon termination of a non-employee director’s service as a director for any reason other than death, disability or retirement, all shares of unvested non-employee director restricted stock will be forfeited. Upon resignation of a non-employee director as a director due to death, disability or retirement, all shares of restricted stock will immediately vest.

What Committees Has the Board Established?

     The Board of Directors has standing Audit, Compensation and Nominating and Corporate Governance Committees.

     Audit Committee. The principal functions of the Audit Committee are (i) to oversee our accounting and financial reporting processes and audits of our financial statements; (ii) to engage or discharge our independent auditors; (iii) to review the nature and scope of the audit, including, but not limited to, a determination of the effectiveness of the audit effort through meetings held at least annually with independent auditors, and a determination through discussion with the auditors that no unreasonable restrictions were placed on the scope or implementation of their examinations; (iv) to oversee and review the independence, qualifications and performance of the auditors; (v) to pre-approve all auditing and non-auditing services to be provided by our independent auditors; (vi) to review our financial statements and disclosures in our periodic reports with management and our independent auditors; (vii) to review our policies with respect to risk assessment, risk management and the quality and adequacy of our internal controls and processes through discussions with and reports from our independent auditors and management; (viii) to establish procedures for handling any complaints relating to accounting, internal controls or auditing matters and to ensure that such complaints are treated confidentially and anonymously; (ix) to review material changes in accounting and reporting principles and practices and discuss with management and outside auditors the selection, application and disclosure of critical accounting policies and practices used in our financial statements; (x) to review and approve all related-party transactions with members of the Board, executive officers and 5% shareholders; (xi) to retain, at our expense, outside counsel, auditors or other experts, consultants or advisors as it deems necessary or appropriate in the performance of its duties; and (xii) to report to the full Board of Directors on the results of its reviews. The Audit Committee operates under a written charter adopted by the full Board of Directors. The Restated Charter of the Audit Committee is available on our website at www.amsurg.com. Click on “Investor Relations,” “Corporate Governance” and then “Audit Committee.” Members of the Audit Committee are James A. Deal, Debora A. Guthrie and Henry D. Herr, all of whom are independent directors. All members of our Audit Committee are audit committee financial experts, as defined in Item 401(h)(2) of Regulation S-K. In fiscal 2004, the Audit Committee met nine times.

     Compensation Committee. The functions of the Compensation Committee include reviewing and approving the Company’s compensation policies, the compensation arrangements for senior management and directors, the compensation and benefit plans in which officers and directors are eligible to participate and awards under (and otherwise administering) such plans, including the 1992 Stock Option Plan and the Amended and Restated 1997 Stock Incentive Plan, as amended. The Compensation Committee operates under a written charter adopted by the full Board of Directors. The Charter of the Compensation Committee is available on our website at www.amsurg.com. Click on “Investor Relations,” “Corporate Governance” and then “Compensation Committee.” Members of the Compensation Committee are James A. Deal, Steven I. Geringer and Debora A. Guthrie, all of whom are independent directors. The Compensation Committee met three times during fiscal 2004.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying qualified individuals to serve as directors; reviewing the qualifications of incumbent directors and those candidates proposed by a director, executive officer or shareholder; making recommendations to the full Board of Directors regarding such candidates; recommending the candidates that will serve on the various committees of the Board; reviewing Board composition; and reviewing the management succession plan of the Company.

     The Nominating and Corporate Governance Committee has a policy regarding the evaluation of candidates for nomination to the Board of Directors, including those suggested by shareholders in compliance with our charter, bylaws and applicable law. Any shareholder wishing to propose a nominee should submit a recommendation in writing to our Secretary, indicating the nominee’s qualifications and other relevant biographical information, and providing confirmation of the nominee’s consent to serve as a director. While the Nominating and Corporate Governance Committee may consider whatever factors it deems appropriate in its assessment of a candidate for Board membership, candidates nominated to serve as directors must, at a minimum, in the Committee’s judgment:

•	be able to represent the interests of AmSurg and all of its shareholders and not be disposed by affiliation or interest to favor any individual, group or class of shareholders or other constituency;

•	meet the minimum qualifications for directors set forth in the Guidelines and fulfill the needs of the Board at that time; and

•	possess the background and demonstrated ability to contribute to the Board’s performance of its collective responsibilities, through senior executive management experience, relevant professional or academic distinction, and/or a record of civic and community leadership.

The Guidelines provide that each director must contribute some knowledge, experience or skill in at least one domain that is important to the Company. To provide such a contribution, a director must possess experience in one or more of the following:

•	business or management for large consolidated companies or other large multi-facility institutions;

•	accounting or finance for large consolidated companies or other multi-facility institutions;

•	leadership, strategic planning or crisis response for large consolidated companies or other large institutions;

•	the health care industry; and

•	other significant and relevant areas deemed by the Nominating and Corporate Governance Committee to be valuable to the Company.

     When determining whether to nominate a current director to be reelected as a director, the Nominating and Corporate Governance Committee must review the performance of the director during the prior year using performance criteria established by the Nominating and Corporate Governance Committee which, at a minimum, shall include:

•	attendance at Board and Committee meetings;

•	preparedness for Board and Committee meetings;

•	quality of objectivity in exercising business judgment;

•	participation at Board and Committee meetings; and

•	candor toward other directors, management and professionals retained by AmSurg.

     The chair of the Nominating and Corporate Governance Committee will preliminarily assess the candidate’s qualifications and suitability, seeking Board input, and report the assessment to the Nominating and Corporate Governance Committee. If the consensus is that a candidate is likely to meet the criteria for Board membership, the chair of the Nominating and Corporate Governance Committee will advise the candidate of the preliminary interest and, if the candidate expresses sufficient interest, arrange interviews with one or more members of the Nominating and Corporate Governance Committee. If the Nominating and Corporate Governance Committee determines the candidate is suitable and meets the criteria for Board membership, the candidate will be invited to meet with senior management. On the basis of its assessment, and taking into consideration input from senior management, the Nominating and Corporate Governance Committee will formally consider whether to recommend the candidate’s nomination for election to the Board of Directors.

     In addition, the Nominating and Corporate Governance Committee is responsible for reviewing and recommending corporate governance policies for the Company; reviewing potential director conflicts of interest;

reviewing director and officer insurance and indemnification policies; evaluating Board performance, including the effectiveness of current Board policies and practices; and reviewing any regulatory requirements relating to the continuing education of directors. The Nominating and Corporate Governance Committee operates under a written charter adopted by the full Board of Directors. The Charter of the Nominating and Corporate Governance Committee is available on our website at www.amsurg.com. Click on “Investor Relations,” “Corporate Governance” and then “Nominating and Corporate Governance Committee.” Members of the Nominating and Corporate Governance Committee are Thomas G. Cigarran, Steven I. Geringer and Kevin P. Lavender, all of whom are independent directors. The Nominating and Corporate Governance Committee met four times during fiscal 2004.

How Often Did the Board Meet During Fiscal 2004?

     The Board of Directors met eight times during fiscal 2004. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees on which the director served. All of the directors attended last year’s annual meeting of shareholders.

How Do I Communicate with the Board?

     Shareholders can send communications to the Board of Directors and, if applicable, to specified individual directors c/o AmSurg Corp., 20 Burton Hills Boulevard, Suite 500, Nashville, Tennessee 37215. All shareholder communications will be forwarded directly to the Board of Directors or, if applicable, to specified individual directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2004, we paid Bergein F. Overholt, M.D. $50,000 for his services as our Medical Director. During 2004, Dr. Overholt provided medical director services to The Endoscopy Center of Knoxville, L.P., one of our surgery center limited partnerships, for which he received compensation in the amount of $36,000. Prior to January 1, 2002, Dr. Overholt held an ownership interest in the limited partner in this surgery center limited partnership.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is composed of three directors who are independent directors as defined under the applicable rules of The National Association of Securities Dealers. The Audit Committee operates under a written charter adopted by the full Board of Directors. The Restated Charter of the Audit Committee is available on our website at www.amsurg.com. Click on “Investor Relations,” “Corporate Governance” and then “Audit Committee.” The Audit Committee’s responsibilities include oversight of our independent auditors and internal auditors, as well as oversight of the Company’s financial reporting process on behalf of the full Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. Our independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

     In this context, for fiscal 2004 the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

     During fiscal 2004, management completed the documentation, testing and evaluation of our system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-

Oxley Act of 2002 and related regulations. The Audit Committee received periodic updates provided by management and the independent auditors at each regularly scheduled Audit Committee meeting, and provided oversight during the process. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed a report on, the effectiveness of our internal control over financial reporting. The Audit Committee also reviewed “Management’s Report on Internal Control over Financial Reporting” and Deloitte & Touche LLP’s “Report of Independent Registered Public Accounting Firm,” which are included in our Annual Report on Form 10-K for the year ended December 31, 2004.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the full Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004, which was filed with the SEC.

James A. Deal
Debora A. Guthrie
Henry D. Herr

     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

     Decisions regarding compensation of our executive officers are made by the Compensation Committee of our Board of Directors. Each member of the Compensation Committee is an independent director. It is the responsibility of the Compensation Committee to determine whether, in its judgment, the executive compensation policies are reasonable and appropriate, meet their stated objectives and effectively serve our best interests and the best interests of our shareholders. The Compensation Committee also is responsible for administering our stock incentive plans.

What Is Our Philosophy of Executive Officer Compensation?

     The Compensation Committee believes that the primary objectives of our executive compensation policies should be:

•	To attract and retain talented executives by providing compensation that is, overall, highly competitive with the compensation provided to executives at companies of comparable position in the health care services industry, while maintaining compensation within levels that are consistent with our annual budget, financial objectives and operating performance;

•	To provide appropriate incentives for executives to work toward the achievement of our annual financial performance and business goals based on our annual budget; and

•	To closely align the interests of executives with those of shareholders and the long-term interests of our company by providing long-term incentive compensation in the form of nonqualified stock options or other equity-based long-term incentive compensation.

     The Compensation Committee believes that our executive compensation policies should be reviewed annually in light of our financial performance, our annual budget and our position within the health care services industry, as well as the compensation policies of similar companies in the health care services business. The compensation of individual executives should then be reviewed annually by the Compensation Committee in light of its executive compensation policies for that year.

     In reviewing the comparability of our executive compensation policies, the Compensation Committee reviews executive compensation for other comparable companies. The Compensation Committee believes that, while AmSurg competes generally with these other health care service companies, AmSurg is the leader in the development, acquisition and operation of single specialty outpatient surgery centers. This is an important factor in determining executive compensation and in analyzing comparable financial performance.

     The Compensation Committee believes that, in setting and reviewing executive compensation, in addition to corporate performance, it is appropriate to consider the level of experience and responsibilities of each executive, as well as the personal contributions a particular individual may make to the success of the corporate enterprise. Such qualitative factors as leadership skills, analytical skills, and organizational development are deemed to be important qualitative factors to take into account in considering levels of compensation. The chief executive officer presents to the Compensation Committee his assessment of the other executives, their accomplishments and individual and corporate performance. No relative weight is assigned to these qualitative factors, which are applied subjectively by the Compensation Committee. Compensation for our executive officers for 2005 was determined consistent with the policies described below for determining 2004 compensation. The base salaries and stock option awards for 2005 for the persons we expect to be our named executive officers for 2005 are set forth in the table titled “2005 Salaries and Stock Option Awards.”

     Base Salary. Base compensation for our executive officers is established by the terms of employment agreements between AmSurg and the executives. These agreements provide for a minimum base salary, adjusted for increases in the CPI and such other increases as the Compensation Committee shall determine to be appropriate. In determining whether an increase in base compensation for the executive officers is appropriate, the Compensation Committee will review recommendations of management and consult with the chief executive officer. After taking into consideration these recommendations and consultations, the contributions of each executive and the performance of our company, the Compensation Committee will subjectively determine appropriate levels of base compensation. In fiscal 2004, the Compensation Committee awarded increases in the annual base compensation for executive officers, excluding the chief executive officer, ranging from 3% to 10% of their annual base compensation. The minimum increase mandated by the employment agreements with the executive officers is the annual CPI increase. The Compensation Committee did not assign any relative weight to the quantitative and qualitative factors applied in reaching its base compensation decisions.

     Annual Bonus. The Compensation Committee considers that compensation should be linked primarily to operating performance. To achieve this link with regard to short-term performance, the Compensation Committee relies on cash bonuses awarded to executive officers under the bonus plan based upon: (i) the extent to which our actual earnings during a fiscal year meet or exceed the earnings targets approved by the Compensation Committee for such fiscal year, which are based on the budget approved by the Board and (ii) other specific targets related to an executive officer’s specific area of responsibility, including surgery center profits and new acquisition and development transactions. These elements of the bonus plan were established in advance of the beginning of the fiscal year. The maximum total bonus award that executive officers could receive ranged from 60% to 100% of base salary for 2004. Total combined awards for all components of the bonus plan for 2004 ranged from 0% to 11% of base salary for 2004.

     Stock Options and 401(k) Plan. Stock options and contributions under our 401(k) plan are the principal vehicle for payment of long-term compensation. The Compensation Committee considers that an integral part of our executive compensation program is equity-based compensation plans which align executives’ long-range interests with those of the shareholders. This long-term incentive program is principally reflected in the 1992 Stock Option Plan and the Amended and Restated 1997 Stock Incentive Plan, as amended. The 401(k) plan provides for a matching contribution by us of 25% of the participant’s voluntary salary contributions, with a maximum company contribution of 25% of the first 6% of the participant’s salary contributed by the participant, up to the maximum voluntary salary contribution established by the U.S. Department of Labor.

     The Compensation Committee believes that long-term stock-based incentive compensation should be structured so as to closely align the interests of the executives with the interests of our shareholders and, in particular, to provide only limited value in the event that our stock price fails to increase over time. The Compensation Committee determines the award of stock option grants to the executive officers and takes into account the recommendations of the chief executive officer prior to approving annual awards of long-term stock-based incentive compensation. These stock options are granted in part to reward the senior executives for their long-term strategic management of our company, and to motivate the executives to improve shareholder value. They also reflect the Compensation Committee’s objective to provide a greater portion of compensation for executives in the form of long-term equity-linked awards. During fiscal 2004, the Compensation Committee awarded options to purchase common stock with an exercise price of $24.10 per share to the following executive officers in the following amounts: Ken P. McDonald, 255,000; Claire M. Gulmi, 75,000; Royce D. Harrell, 37,500; David L. Manning, 75,000; and Dennis J. Zamojski, 30,000. Mr. Zamojski resigned as our Senior Vice President, Operations on August 17, 2004.

Supplemental Executive Retirement Savings Plan

     We maintain a non-qualified deferred compensation plan, which allows employees who are at the executive level of Vice President or higher to make pre-tax contributions to an investment account established in such executive’s name. Executives may elect to defer up to 5% of their base compensation and up to 5% of their bonus compensation otherwise payable to such executives during the calendar year. Additional contributions may be made by us in our discretion based on a formula set by the Compensation Committee that would allow for contributions ranging from 3% to 18% of the annual base compensation of such executives, depending on the level of corporate profits achieved, which are consistent with the earnings targets used in the bonus plan. For fiscal 2004, this formula resulted in no contributions to the plan. Our contributions vest in equal increments over five years, subject to automatic vesting if the executive retires, dies, or becomes disabled, if the plan terminates or if there is a change in control of our company. All contributions to the plan are subject to claims of our creditors. The Compensation Committee is responsible for overseeing the administration of the plan. No contributions were funded for executive officers in fiscal 2004. The Compensation Committee has approved a continuation of the deferred compensation plan for 2005.

How is Our Chief Executive Officer Compensated?

     The Compensation Committee believes that the compensation of our chief executive officer is consistent with its general policies concerning executive compensation and is appropriate in light of our financial objectives and performance. Awards of long-term incentive compensation to our chief executive officer are considered concurrently with awards to other executive officers and follow the same general policies as such other long-term incentive awards.

     In reviewing and approving Mr. McDonald’s fiscal 2004 compensation package, the Compensation Committee took into account our performance in fiscal 2003, our continued progress in expanding our practice-based ambulatory surgery center business and such other factors as the Compensation Committee deemed appropriate in its subjective judgment. Mr. McDonald received an increase in his annual base compensation of 10%; a matching contribution of $3,075 to our 401(k) plan on his behalf; and long-term stock-based incentives in the form of an option to purchase 255,000 shares of our common stock at an exercise price of $24.10 per share. He received no contributions to the Supplemental Executive Retirement Plan and no performance bonus for fiscal 2004.

How Are We Addressing Internal Revenue Code Limits on Deductibility of Compensation?

     Section 162(m) of the Internal Revenue Code of 1986, enacted as part of the Omnibus Budget Reconciliation Act of 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the chief executive officer and four other most highly compensated executive officers. Under Internal Revenue Service regulations, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee does not believe that any of the executive compensation arrangements for fiscal 2004 will result in the loss of a tax deduction pursuant to Section 162(m). The Compensation Committee expects to continue to monitor the application of Section 162(m) to executive compensation and will take appropriate action if it is warranted in the future.

James A. Deal
Steven I. Geringer
Debora A. Guthrie

Employment Agreements

     We have employment agreements with each of Ms. Gulmi, Messrs. McDonald, Harrell, Manning, Zamojski and Frank J. Coll, who became our Senior Vice President, Operations on February 28, 2005. The employment agreements have an initial one-year term, but contain a provision that automatically extends the term for an additional one year on the first and each successive anniversary date until such executive reaches age 65, after which term the employment agreement shall not be automatically extended. We can cancel the automatic renewal provision prior to each anniversary date. The employment agreements provide that if we elect not to extend the executive’s employment, the executive will be considered to have been terminated without cause and will receive his or her base salary, reduced by any salary earned by the executive from another employer, plus certain benefits for a period of one year. The executive will also receive the same compensation as provided above if the executive terminates his or her employment with us under certain circumstances at any time within twelve months following a change in control (as defined in the employment agreements). The employment agreements also contain a restrictive covenant pursuant to which each executive has agreed not to compete with us during the time we are obligated to compensate him or her pursuant to his or her employment agreement.

     Mr. Zamojski resigned as our Senior Vice President, Operations on August 17, 2004. Each party continues to have certain ongoing obligations pursuant to Mr. Zamojski’s employment agreement.

Summary Executive Compensation Table

     Except as noted below, the following table provides information as to annual, long-term or other compensation during fiscal years 2004, 2003 and 2002 for the persons who, during 2004, were the chief executive officer and the other four most highly compensated executive officers, which we will refer to as the “named executive officers.”

				Long-Term
		Annual Compensation		Compensation
				Number of Stock	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Options Granted	Compensation
Ken P. McDonald	2004	$440,000	$—	255,000	$3,075	(2)
President and Chief Executive Officer	2003	$400,000	$149,000	276,000	$27,431
	2002	$350,000	$350,000	105,000	$56,750

Claire M. Gulmi	2004	$275,000	$13,750	75,000	$3,075	(2)
Senior Vice President, Chief Financial	2003	$250,000	$53,625	81,000	$20,246
Officer and Secretary	2002	$225,000	$135,000	30,000	$38,354

Royce D. Harrell	2004	$202,000	$10,100	37,500	$3,075	(2)
Senior Vice President, Corporate Services	2003	$196,000	$17,797	42,000	$15,750
	2002	$190,250	$114,150	22,500	$34,448

David L. Manning	2004	$275,000	$46,620	75,000	$3,075	(2)
Senior Vice President, Development	2003	$250,000	$150,630	111,000	$19,163
	2002	$225,000	$104,150	30,000	$38,372

Dennis J. Zamojski (3)	2004	$171,875	$—	30,000	$96,396	(4)
Senior Vice President, Operations	2003	$250,000	$34,700	36,000	$20,505
	2002	$225,000	$135,000	30,000	$39,680

(1)	Reflects bonuses earned during the fiscal year.

(2)	The fiscal 2004 amounts reflect Company matching contributions to the 401(k) plan.

(3)	Mr. Zamojski resigned as our Senior Vice President, Operations on August 17, 2004.

(4)	Includes $93,814 paid to Mr. Zamojski pursuant to his employment agreement following his resignation and Company matching contributions of $2,582 to the 401(k) plan.

Compensation Committee Interlocks and Insider Participation

     During fiscal 2004, the Compensation Committee of the Board of Directors was composed of James A. Deal, Steven I. Geringer and Debora A. Guthrie. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among our executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable SEC regulations.

Option Grants for Fiscal 2004

     The table below sets forth the following information with respect to options granted to the named executive officers during fiscal 2004 under the Amended and Restated 1997 Stock Incentive Plan, as amended:

•	the number of shares of common stock underlying options granted during 2004;

•	the percentage that such options represent of all options granted to employees during 2004;

•	the exercise price;

•	the expiration date; and

•	the potential realizable value of the options assuming both a 5% and 10% annual return on the underlying common stock from the date of grant of each option to the end of each option term.

	Individual Grants
	Number of	Percent of Total			Potential Realizable
	Securities	Options Granted to			Value at Assumed Annual
	Underlying Options	Employees in Fiscal	Exercise Price Per		Rates of Stock Price
Name	Granted(1)	Year	Share	Expiration Date	Appreciation for Option Term
					5%	10%
Ken P. McDonald	255,000	23.4%	$24.100	01/28/14	$3,864,872	$9,794,344
Claire M. Gulmi	75,000	6.9%	$24.100	01/28/14	$1,136,727	$2,880,689
Royce D. Harrell	37,500	3.4%	$24.100	01/28/14	$568,364	$1,440,345
David L. Manning	75,000	6.9%	$24.100	01/28/14	$1,136,727	$2,880,689
Dennis J. Zamojski (2)	30,000	2.8%	$24.100	01/28/14	$454,691	$1,152,276

(1)	Represents options to purchase shares of common stock, which vest in five equal annual installments beginning on the date of grant.

(2)	Mr. Zamojski resigned as our Senior Vice President, Operations on August 17, 2004.

Option Exercises and Fiscal Year-End Values

     The table below sets forth the following information with respect to option exercises during 2004 by each of the named executive officers and the status of their options at December 31, 2004:

•	the number of shares of common stock acquired upon exercise of options during 2004;

•	the aggregate dollar value realized upon the exercise of such options;

•	the total number of shares of common stock underlying exercisable and unexercisable stock options held at December 31, 2004; and

•	the aggregate dollar value of unexercised in-the-money options at December 31, 2004.

			Number of Securities
	Number of Shares		Underlying Unexercised		Value of Unexercised
	Acquired Upon	Value	Options at		In-The-Money Options at
	Exercise	Realized Upon	December 31, 2004		December 31, 2004(1)
Name	of Options	Exercise	Exercisable	Unexercisable	Exercisable	Unexercisable
Ken P. McDonald	60,000	$1,142,271	554,400	471,600	$8,340,564	$4,949,196
Claire M. Gulmi	—	—	181,500	143,100	$2,706,864	$1,518,341
Royce D. Harrell	24,999	$595,233	107,400	72,600	$1,831,864	$775,547
David L. Manning	—	—	250,649	177,600	$3,578,279	$2,015,055
Dennis J. Zamojski (2)	101,901	$1,057,795	—	—	$—	$—

(1)	The aggregate dollar value of the options held at year-end are calculated as the difference between the fair market value of the common stock ($29.54 as reported on The Nasdaq National Market on December 31, 2004) and the respective exercise prices of the stock options, multiplied by the number of shares subject to the options.

(2)	Mr. Zamojski resigned as our Senior Vice President, Operations on August 17, 2004.

2005 Salaries and Stock Option Awards

     The table below sets forth the base salary for 2005 and grants of stock options during 2005 to the persons we expect to constitute our named executive officers for 2005.

		Number of
		Securities	Exercise
		Underlying Options	Price Per
Name	Base Salary	Granted	Share (1)
Ken P. McDonald	$462,000	105,000	$25.76
Claire M. Gulmi	$288,750	45,000	$25.76
Frank J. Coll	$225,000	37,500	$24.16
Royce D. Harrell	$208,000	37,500	$25.76
David L. Manning	$288,750	75,000	$25.76

(1)	The exercise price per share is equal to the fair market value of the common stock on the date of the grant.

Comparison of Cumulative Total Returns

     The following graph compares the performance of our common stock with performance of a market index and a peer group index. Prior to July 2001, we maintained two classes of common stock, Class A and Class B, which were reclassified into one class of common stock having the rights of Class A common stock, using a one-to-one conversion ratio. The market index is the Center for Research in Security Prices Index for NASDAQ Stock Market (U.S. Companies) and the peer group index is the Center for Research in Security Prices Index for NASDAQ Health Services Stocks. The graph covers the period from January 1, 2000 through the end of fiscal 2004. The graph assumes that $100 was invested on January 1, 2000 in our Class A and Class B common stock, the NASDAQ Index and the NASDAQ Health Services Index, and that all dividends were reinvested.

     The graph also reflects the reclassification of our Class A common stock and Class B common stock into one class of common stock in July 2001 and is adjusted to reflect a three-for-two split of our common stock effective March 24, 2004.

	12/31/99	12/29/00	7/12/01	7/13/01	12/31/01	12/31/02	12/31/03	12/31/04
AmSurg Class A	100	375	419
AmSurg Class B	100	313	423
AmSurg Common Stock				407	418	314	584	682
Nasdaq Stock Market (US)	100	62	53	53	50	34	51	56
Nasdaq Health Services Stocks	100	137	148	150	148	128	196	246

Equity Compensation Plan Information

     The following table summarizes information with respect to our equity compensation plans as of December 31, 2004.

Number of
Securities
	Number of		Remaining Available
	Securities To Be		For Future Issuance
	Issued Upon	Weighted Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(excluding securities
	Options, Warrants	Options, Warrants	reflected in column
Plan Category	and Rights	and Rights	(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,274,628	$17.68	2,527,290

Equity compensation plans not approved by security holders	—	—	—

Total	3,274,628	$17.68	2,527,290

PROPOSAL 2 – RATIFICATION OF INDEPENDENT AUDITORS

     The Audit Committee has selected Deloitte & Touche LLP to serve as our independent auditors for the current fiscal year, and the shareholders are requested to ratify this appointment. Deloitte & Touche LLP has served in this capacity for AmSurg since 1992. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions. Shareholders should recognize that the ratification of the appointment of Deloitte & Touche LLP does not preclude the Audit Committee from subsequently determining to change independent auditors if it determines such action to be in the best interests of the Company and its shareholders.

Fees Billed to Us by Deloitte & Touche LLP During 2004 and 2003

Audit Fees.

     The aggregate audit fees billed by Deloitte & Touche LLP for the years ended December 31, 2004 and 2003 were $621,000 and $212,000, respectively. The fees include professional services and expenses for Deloitte & Touche LLP’s annual audits and quarterly reviews of the Company’s financial statements, consents issued in connection with the Company’s periodic registration statements on Form S-8, and beginning in 2004, attestation of the Company’s assertion on internal control over financial reporting required by Section 404 of the Sarbanes Oxley Act of 2002.

Audit-Related Fees.

     The aggregate fees billed for Audit-Related services for the fiscal years ended December 31, 2004 and 2003 were $46,000 and $26,000, respectively. These fees relate to the audit of the Company’s employee benefit plan and to assistance regarding the implementation of Sarbanes Oxley Section 404 for the fiscal years ended December 31, 2004 and 2003.

Tax Fees.

     The aggregate fees billed for tax services for the fiscal years ended December 31, 2004 and 2003 were $83,000 and $156,000, respectively. These fees relate to tax preparation and compliance consultations for the fiscal years ended December 31, 2004 and 2003, respectively.

All Other Fees.

     No amounts were billed by Deloitte & Touche LLP during the fiscal years ended December 31, 2004 and 2003, respectively, that would be categorized as All Other Fees.

Audit Committee Pre-Approval Policies and Procedures

     Our Audit Committee has adopted a policy, contained in its Restated Charter, which provides that our Audit Committee must pre-approve all audit and non-audit services provided to AmSurg by our independent auditors. This policy is administered by our senior management, which reports throughout the year to the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by Deloitte & Touche LLP during fiscal 2004 and 2003.

Auditor Rotation Policies

     Deloitte & Touche LLP maintains partner rotation policies in accordance with the rules promulgated by the SEC. Such rules require the rotation of the lead audit partner after five years.

Required Vote; Recommendation of the Board

     Approval of this proposal requires the number of shares of common stock voted in favor of the proposal to exceed the number of shares of common stock voted against it. Abstentions and broker non-votes will be counted in determining whether there is a quorum, but will not be voted with respect to the proposal. Therefore, so long as a quorum is present, abstentions and broker non-votes will have no effect on whether this proposal is approved.

     The Board of Directors Recommends That You Vote FOR the Ratification of the Appointment of Deloitte & Touche LLP as AmSurg’s Independent Auditors.

OTHER MATTERS

     As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

     Shareholder Proposals for the 2006 Annual Meeting. Pursuant to Rule 14a-8(e) of the Securities Exchange Act of 1934, shareholder proposals submitted in accordance with applicable rules and regulations for presentation at our next annual meeting and received at our executive offices no later than December 21, 2005 will be considered for inclusion in our proxy statement and form of proxy relating to the 2006 annual meeting.

     In addition, our bylaws contain an advance notice provision that provides that for a shareholder proposal to be brought before and considered at the next annual meeting of shareholders (but not considered for inclusion in our proxy statement), a shareholder’s notice must be received at our executive offices no later than December 21, 2005 and the proposal and the shareholder must comply with Rule 14a-(8) of the Securities Exchange Act of 1934. For proposals that are not timely filed, we retain discretion to vote proxies we receive. For proposals that are timely filed, we retain discretion to vote proxies we receive provided (1) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (2) the proponent does not issue a proxy statement.

     Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by us. We will bear the cost of soliciting proxies in the enclosed form. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by mail, personal conversations, telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock.

     Financial Statements Available. A copy of our 2004 Annual Report to Shareholders containing audited financial statements and other information accompanies this proxy statement. A copy of our Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 14, 2005, is available without charge upon request. Requests should be addressed to Chief Financial Officer, AmSurg Corp., 20 Burton Hills Boulevard, Suite 500, Nashville, Tennessee 37215 or to (615) 665-1283.

     Householding Information. As permitted by the SEC’s proxy statement rules, we will deliver only one copy of our 2004 Annual Report to Shareholders or this proxy statement to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered. Conversely, shareholders sharing an address who are receiving multiple copies of our annual reports or proxy statements may request delivery of a single copy.

     Requests in this regard should be addressed to:

Claire M. Gulmi
Secretary
AmSurg Corp.
20 Burton Hills Boulevard, Suite 500
Nashville, TN 37215
(615) 665-1283

AMSURG CORP.

Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders to be Held on May 19, 2005

    The undersigned hereby appoints Ken P. McDonald and Claire M. Gulmi, and each of them, as proxies, with full power of substitution, to vote all shares of common stock of the undersigned as shown below on this proxy at the Annual Meeting of Shareholders of AmSurg Corp. (the “Company”), to be held on Thursday, May 19, 2005, at our corporate headquarters at 20 Burton Hills Boulevard, Suite 500, Nashville, Tennessee at 9:00 a.m., central daylight savings time (CDT), and any adjournments or postponements thereof.

(1)  ELECTION OF DIRECTORS

☐FOR all of the following nominees (except as indicated to the contrary below):	☐WITHHOLD AUTHORITY (ABSTAIN) to vote for all nominees

Class I: Claire M. Gulmi

Class II: Henry D. Herr, Ken P. McDonald and Kevin P. Lavender

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

(2)	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL 2005

☐  FOR              ☐  AGAINST              ☐  WITHHOLD AUTHORITY (ABSTAIN)

(3)	In their discretion on any other matter which may properly come before the meeting or any adjournment thereof.

(PLEASE DATE AND SIGN THIS PROXY BELOW.)

Your shares will be voted in accordance with your instructions. If no choice is specified, your shares will be voted FOR approval of all of the proposals set forth above.

Date:	, 2005

PLEASE SIGN HERE AND RETURN PROMPTLY.

Please sign exactly as your name appears at left. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.

If you have changed your address, please PRINT your new address on these lines: